As filed with the Securities and Exchange Commission on June 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TFF Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-4344737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1751 River Run, Suite 400 Fort Worth, Texas	76107
(Address of Principal Executive Offices)	(Zip Code)

2021 Stock Incentive Plan

(Full title of the plan)

Harlan Weisman, M.D.
Chief Executive Officer
1751 River Run, Suite 400
Fort Worth, Texas 76107

(Name and address of agent for service)

(817) 438-6168

(Telephone number, including area code, of agent for service)

Copy to:

Daniel K. Donahue

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

(949) 732-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by TFF Pharmaceuticals, Inc (the “Company”) for the purpose of registering an additional 500,000 shares of the Company’s Common Stock that became reserved for issuance as a result of stockholder approval on June 4, 2024. These additional shares of the Company’s Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2021 (File No. 333-261896). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statement.

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INFORMATION REQUIRED

IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed on March 28, 2024;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which was filed on May 14, 2024;

(c)	The Company’s Current Reports on Form 8-K filed on March 22, 2024, May 2, 2024, May 17, 2024, and June 7, 2024;

(d)	The description of the Company’s common stock in its Form 8-A12B, which was filed on October 22, 2019, and any amendments or reports filed for the purpose of updating this description; and

(e)	All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

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Item 8. Exhibits.

Exhibit No.	Description	Method of Filing

4.1	Specimen Certificate representing shares of common stock of Registrant	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on September 27, 2019.

5.1	Opinion and Consent of Greenberg Traurig, LLP	Filed electronically herewith.

23.1	Consent of Marcum LLP	Filed electronically herewith.

23.4	Consent of Greenberg Traurig, LLP	Included in Exhibit 5.1.

24.1	Power of Attorney	Included on the signature page to this registration statement.

99.1	TFF Pharmaceuticals, Inc. 2021 Stock Incentive Plan	Incorporated by reference from the Company’s Definitive Proxy Statement filed on September 23, 2021.

107	Filing Fee Table	Filed electronically herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas on this 14th day of June 2024.

TFF PHARMACEUTICALS, INC.

By:	/s/ Harlan Weisman
Harlan Weisman, M.D.
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harlan Weisman, M.D., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harlan Weisman	President,	June 14, 2024
Harlan Weisman, M.D.	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kirk Coleman	Chief Financial Officer,	June 14, 2024
Kirk Coleman	(Principal Financial and Accounting Officer)

/s/ Brandi Roberts
Robert Roberts	Director	June 14, 2024

/s/ Robert S. Mills, Jr.
Robert S. Mills, Jr.	Director	June 14, 2024

/s/ Stephen Rocamboli
Stephen Rocamboli	Director	June 14, 2024

/s/ Catherine Lee
Catherine Lee	Director	June 14, 2024

/s/ Michael Patane
Michael Patane	Director	June 14, 2024

/s/ Thomas B. King
Thomas B. King	Director	June 14, 2024

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